EXHIBIT 10.12

STATE OF GEORGIA

GWINNETT COUNTY


               LEASE AGREEMENT FOR 3725 LAWRENCEVILLE SUWANEE ROAD

     THIS LEASE AGREEMENT, made this 25 day of July , 2006, by and between R & J VENTURES, LLC._ (hereinafter referred to as "Landlord"), and Oncologix Corporation._, (hereinafter referred to as "Tenant");

                                                              ARTICLE 1 PREMISES

     1.01 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the property hereinafter referred to as the "Leased Premises", described as 3725 Lawrenceville Suwanee Office Complex , Suite _B-7_, 3725 Lawrenceville Suwanee Road, Suwanee, Georgia, 30024 containing approximately 1062 square feet of office space ("Leased Premises"), which Leased Premises are to be constructed by Landlord for Tenant, at Landlord's sole cost and expense, except as otherwise specifically provided in this Lease Agreement.

                                    ARTICLE 2

                                      TERM

          2.01 TO HAVE AND TO HOLD the Leased Premises for a term commencing on August 1, 2006 (hereinafter referred to as the "Commencement Date") and continuing until midnight on July 31, 2008.


                                                                ARTICLE 3 RENTAL

          3.01 (a) As rental for the Leased Premises, Tenant agrees to pay to Landlord, without notice, demand, offset or abatement, the annual base rental described below, due and payable in equal monthly installments on or before the first day of each calendar month beginning on the Commencement Date and thereafter for the remainder of the term, together with any other additional rental as hereinafter set forth. Rental payments not received by Landlord within five (5) calendar days of the due date thereof shall be subject to a late charge due and payable by Tenant to Landlord on the sixth (6th) calendar day after the due date thereof in an amount equal to ten (10%) percent of such past due rental, together with interest upon the past due rental payments at the rate of twelve percent (12.0%) per annum from the due date thereof until paid. If the Commencement Date of this Lease shall be a date other than the first day of a calendar month, applicable rent for such month shall be prorated on a daily basis, based on the number of days in such month.

              (b) The "base rental" for each lease year shall be _Sixteen thousand four hundred & sixty one and No/100ths ($16,461.00J. The first "leasT14 e year" shall commence on the Commencement Date and end on the day before the first anniversary of the Commencement Date (provided that if the Commencement Date is not the first day of a calendar month, the first "lease year" shall end on the last day of the calendar month in which the first anniversary of the Commencement Date occurs). Each subsequent "lease year" shall be the twelve (12) month period commencing on the day after the last day of the first lease year and the subsequent anniversaries thereof. Beginning on the first anniversary of the Commencement Date and on each succeeding anniversary date thereafter, the "Base Rental" for each lease year shall automatically increase by an amount equal to three percent L3 %) over the preceding year's base rental. The monthly rent shall be $1371.75 .

                                   ARTICLE 4

                             USE OF LEASED PREMISES

          4.01 The Leased Premises may be used and occupied for office purposes only. Tenant will not perform any act or carry on any practices that may injure the Leased Premises or be a nuisance or menace to owners or occupants of adjoining premises. On or before the Commencement Date, Tenant shall take possession of, and, thereafter, continuously occupy the Leased Premises during the term of this Lease, and operate thereon the normal business operations of Tenant.

          4.02 Tenant shall, at its sole cost and expense, keep, maintain, use and operate the Leased Premises at all times in compliance with all applicable federal, state and local laws and ordinances ("Applicable Laws", as defined hereafter), including those addressing environmental compliance, worker health and safety, discrimination in the workplace, and statutory insurance, and including but not limited to obtaining any required permits, licenses or other necessary prior approvals. The Tenant warrants that it shall maintain the Leased Premises in good and sanitary order, condition and repair. Tenant will further comply with all covenants, conditions and restrictions which are applicable to the Property, including but not limited to, the Declaration of Condominium for 3725 Lawrenceville Suwanee, a preliminary draft of which Tenant acknowledges receiving from Landlord, as the same may be amended from time to time.

                                    ARTICLE 5

                          UTILITIES, JANITORIAL SERVICE

          5.01 Unless caused by the willful act or negligence of Landlord, its agents, or employees, Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed by Tenant at Tenant's expense in accordance with plans and specifications approved in writing by Landlord. Landlord shall be solely responsible for and shall pay all charges for use or consumption of sanitary sewer and water services for the Leased Premises on or before the due date thereof. Tenant shall be solely responsible for and shall pay all charges for use or consumption of electricity, telephone and any other utility services other than sanitary sewer and water for the Leased Premises on or before the due date thereof.

          5.02 Tenant shall keep the Premises free from all litter, dirt, debris, and obstructions and in a clean and sanitary condition.




                                    ARTICLE 6

                          ALTERATIONS, MECHANICS' LIENS

          6.01 Alterations may not be made to the Leased Premises without prior written consent of Landlord, and any alterations of the Leased Premises excepting movable furniture and trade fixtures shall at Landlord's option become part of the realty and belong to Landlord.

          6.02 Should Tenant desire to alter the Leased Premises and Landlord gives written consent to such alterations, at Landlord's option, Tenant shall contract with a contractor reasonably approved by Landlord for the construction of such alterations.

          6.04 Landlord, at its option, may require Tenant to remove any improvements, fixtures and equipment installed by Tenant prior to Tenant's vacation of the Leased Premises. Tenant shall indemnify and hold Landlord harmless against all damages to the Leased Premises caused by the removal of any furniture, trade fixtures or other personal property from the Leased Premises, and other fixtures if such other fixtures are required by Landlord to be removed by Tenant.


                                    ARTICLE 7

                             FIRE INSURANCE, HAZARDS

          7.01 No use shall be made or permitted to be made of the Leased Premises, nor acts done which might increase the existing rate of insurance thereon or cause the cancellation of any insurance policy thereby, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the Standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises and appurtenances.

                                    ARTICLE 8

                            INDEMNIFICATION BY TENANT

          8.01 Tenant shall indemnify Landlord and hold Landlord, its mortgagee or the holder of any indebtedness or deed to secure debt harmless against and from any and all claims arising from Tenant's use of the Leased Premises (other than those arising from any negligence of Landlord or its agents or employees), or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Leased Premises, and shall further indemnify and hold harmless such parties against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against any such parties by reason of any such claim, Tenant upon notice from Landlord or its mortgagee, or holder of any indebtedness or deed to secure debt, as the case may be, shall defend the same at Tenant's expense by counsel chosen by Tenant and who is reasonably acceptable to Landlord or the applicable co-defendant. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises from any cause whatsoever except that which is caused by the willful act, negligence of or the failure of Landlord to observe any of the terms and conditions of this Lease after written notice of such failure and the passage of any applicable cure periods as provided in this Lease without the failure being cured by Landlord.

                                    ARTICLE 9

                                WAIVER OF CLAIMS

          9.01 Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time other than the negligence (and only to the extent thereof) of Landlord, its agents and employees.

                                   ARTICLE 10

                                ENTRY BY LANDLORD

          10.01 Tenant shall permit Landlord and Landlord's agents, servants, mortgagees or independent contractors to enter the Leased Premises at all reasonable times upon twenty-four (24) hours prior notice (except in an emergency for which no notice shall be required) for the purpose of inspecting the same or for the purpose of maintaining the Leased Premises, or for the purpose of making repairs, alterations, or additions to any portion of the Leased Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or placing upon the Leased Premises any usual or ordinary "for sale" signs, without any rebate, reduction, abatement or offset of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Landlord at any time within two (2) months prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let", "to lease" or "for sale" signs or for the purpose of showing the Leased Premises to prospective tenants or purchasers.

                                   ARTICLE 11

                                      TAXES

          11.01 (a) Landlord shall pay all ad valorem real property taxes assessed against the Land and the building containing the Leased Premises (but not any personal property ad valorem taxes relative to Tenant's property), as and when due.

                (b) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises.

                                                            ARTICLE 12 INSURANCE

          12.01 Liability Insurance. Tenant, at its own expense, shall obtain and keep in full force and effect at all times during the term of this Lease public liability insurance written by a company reasonably acceptable to Landlord for the benefit of Landlord and Tenant (and, at Landlord's request, any Mortgagee of Landlord), jointly against liability for personal injury and property damage in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of more than one person in any one occurrence, in the amount of not less than Five Hundred Thousand Dollars

($500,000.00) in respect to injuries to or death of any one person, and in the amount of not less than One Hundred Thousand Dollars ($100,000.00) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Not more frequently than each two (2) years, if, in the reasonable opinion of Landlord, the amount of insurance required under this paragraph 12.01 is not adequate, Tenant shall increase said insurance coverage as reasonably required by Landlord. However, such increase may be more frequent than each two
(2) years if reasonably required by Landlord's Mortgagee. As used herein, "Mortgage" means any deed to secure debt, mortgage, deed of trust, or similar security instrument now or at any time hereafter encumbering the Leased Premises, any part thereof or interest therein. "Mortgagee" means the holder of a Mortgage.

          12.02 Property Insurance. Tenant shall obtain and keep in full force and effect at all times during the term of this Lease on all of its personal property in the Leased Premises (including without limitation fixtures, equipment, movable and non-movable trade fixtures, inventory, merchandise and goods) a policy or policies of fire and extended coverage insurance written by a company reasonably acceptable to Landlord with standard coverage endorsement to the full extent of their insurable value. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, and Landlord will sign all reasonable documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will have no obligation to carry insurance on Tenant's possessions and Landlord will not be responsible for any damage thereto except as expressly set forth in this Lease to the cont.



          12.03 Workers' Compensation Insurance. Tenant shall obtain, and keep in full force and effect at all times during the term of this Lease, a policy or policies of workers' compensation insurance written by a company reasonably acceptable to Landlord in the amount required by law to protect Tenant's employees.

                                   ARTICLE 13

                                   ABANDONMENT

          17.01 If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of the Landlord, be deemed abandoned and be and become the property of Landlord.


                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

          14.01 Landlord shall have the right to transfer and assign, in whole or in part its rights and obligations in the Leased Premises. Tenant shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of the Landlord consent not to be unreasonably withheld. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully and primarily responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "Event of Default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease. Any collecfion directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease, or an acceptance of such assignee or subtenant.

                                   ARTICLE 15

                              INSOLVENCY OF TENANT

          15.01 Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall, if any such appointment, assignment or action continues for a period of sixty (60) days, constitute a breach of this Lease by Tenant, and Landlord may at its elecfion without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

                                   ARTICLE 16

                                BREACH BY TENANT

          16.01 The occurrence of any of the following shall constitute an Event of Default ("Event of Default") under this Lease on the part of Tenant:

                    (a) Failure to pay when due any payment of base rental, additional rent, or any other sum of money payable by Tenant under this Lease, and such failure to pay continues for a period of five (5) days after written notice from Landlord of such failure to pay; provided however, Landlord shall not be required to provide such notice more than two (2) times in any one (1) lease year, the third (3`a) and any subsequent such failure in such lease year to pay within five (5) days after the due date therefor constituting an Event of Default without Landlord being required to provide such notice or allow Tenant a grace period after such notice;

                    (b) Tenant's interest in this Lease or the Leased Premises shall be subjected to any attachment, execution, levy or other judicial seizure pursuant to any order or decree entered against Tenant in any legal proceeding that is not stayed (so as to prevent seizure) pending appeal and such order or decree is not vacated or bonded against so as to prevent seizure upon the earlier to occur of
          (aa) fifteen (15) days prior to the sale of such interest pursuant to such order or decree, or (bb) sixty (60) days after entry of the order; or

                    (c) Tenant breaches or fails to comply with any term, provision, condition, or covenant of this Lease, other than as described in clause 16.01(a) above, and such breach or failure continues for fifteen (15) days after written notice from Landlord of such breach or failure to comply.

          16.02 Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                    (a) Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand for Landlord's actual costs so incurred.

                    (b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Leased Premises and thereupon Tenant shall immediately vacate the Leased Premises and remove therefrom all property thereon belonging to or placed in the Leased Premises by, at the direction of, or with consent of Tenant, whereupon Landlord shall have the right to re-enter and take possession of the Leased Premises. Any such demand, reentry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                    (c) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, reenter the Leased Premises pursuant to a court order and remove therefrom Tenant and all property belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                    (d) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Leased Premises or any part thereof, without cost to Landlord, for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole but reasonable judgment deems advisable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all actual costs of such reletting including but not limited to the cost of any such alterations and repairs to the Leased Premises, attorneys' fees actually incurred, leasing inducements, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rent reserved herein.

                    (e) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of notice of such termination; upon such termination Landlord shall recover from Tenant all damages that Landlord may suffer by reason of such termination including, without limitation, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys' fees actually incurred) of recovering possession of the Leased Premises, the actual or estimated (as reasonably estimated by Landlord) cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for relettmg; in addition, Landlord may declare immediately due and payable the present value (using a discount rate of eight percent (8%) per annum) of all rent and other sums due or to become due under this Lease; provided, however that such payment shall not constitute a penalty or forfeiture, but shall constitute full liquidated damages due to Landlord as a result of Tenant's default. Landlord and Tenant acknowledge that Landlord's actual damages in the event of a default by Tenant under this Lease will be difficult to ascertain, and that the liquidated damages provided above represent the parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by Paragraph 13-6-7 of the Official Code of Ga. Annotated. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents actually received by Landlord from other assignees, tenants and subtenants on account of the Leased Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (e), less all costs, expenses and attorneys' fees incurred by Landlord in connection with the re-letting of the Premises.

          16.03 If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord's reasonable acts complying with the provisions of this Lease. No such reentry or termination shall be considered or construed to be a forcible entry.

                                   ARTICLE 17

                                 ATTORNEY'S FEES

          17.01 If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant wi11 pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with such litigation. For the purpose of this Article 17 the term Landlord shall include Landlord's Mortgagee as defined in Article 11 if and only if Landlord's Mortgagee is the successful litigant.

                               ARTICLE 18 NOTICES

          18.01 Any notice, approval, requests, demands, tenders, or other communication which may be required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been given, delivered and received (i) as of the date when the notice is actually personally delivered, or (ii) if mailed, on the third business day after being deposited in the United States Mail, certified, return receipt requested, to the address for each party set forth below, as of the date which is the date of the post mark on such notice, or (iii) if delivered by courier or express mail service, telegram or mailgram, to the address for each party set forth below, where the carrier provides or retains evidence of the date of delivery, as of the date of such delivery, or (iv) one (1) day after being delivered to a nationally recognized commercial courier for next day delivery, to the address for each party set forth below. Any party, by written notice to the others in the manner herein provided, may designate an address different from that set forth herein.

              (a)      To Tenant at:     Oncologix Corporation
                                            3725 Lawrenceville Suwanee Road
                                            Suite B-7
                                            Suwanee, Ga. 30024
                                         With a copy to Stephen T. Meadow Fs..
                                         c/o .Fireta Stoss & Dowdell PC.
                                         1747 East Morten, Suite 107,
                                         Phoenix, Arizona 85020.

              (b)      To Landlord at:   R & J Ventures, LLC
                                         Building A-1
                                         Sugar Hill, Georgia 30518

                                   ARTICLE 19

                                     WAIVER

          19.01 The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other temp, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                                   ARTICLE 20

                             EFFECT OF HOLDING OVER

          20.01 If Tenant should remain in possession of the Leased Premises after the expiration of the lease term without the written consent of Landlord and without executing a new lease, then such holding over shall be construed as a tenancy at sufferance from month to month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy, except that the rent payable pursuant to subparagraph
3.01 hereof shall be multiplied by 1.25. In such event, Landlord shall have the right to terminate such tenancy-at-sufferance by giving Tenant five (5) business days prior written notice of such termination.

                                   ARTICLE 21

                                  SUBORDINATION

          21.01 This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to each Mortgage which may now or hereafter affect Landlord's fee simple rifle to the Leased Premises, or any interest therein, and to any modifications, renewals, consolidations, extensions or replacements thereof; The subordination provisions hereof shall be wholly self-operative. Tenant agrees without further act or agreement being required hereunder, to recognize and attom to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage, and to be bound to such party under all of the terms, covenants, and conditions of this Lease, for the balance of the term of this Lease, including renewal terms, with the same force and effect as if such party were the original Landlord under this Lease.

                                   ARTICLE 22

                              ESTOPPEL CERTIFICATE

          22.01 Upon ten (10) days notice from Landlord or Landlord's Mortgagee, as the case may be, to Tenant, Tenant shall deliver a certificate dated as of the first day of the calendar month in which such notice is received, executed by an appropriate officer, partner or individual, in the form as Landlord or such mortgagee may reasonably require and stating the following: (i) the commencement date of this Lease; (ii) the space occupied by Tenant hereunder;
(iii) the expiration date hereof; (iv) a description of any renewal or expansion options; (v) the amount of rental currently and actually paid by Tenant under this Lease; (vi) the nature of any default or claimed default hereunder by Landlord; (vii) that Tenant is not in default hereunder nor has any event occurred which with the passage of time or the giving of notice would become a default by Tenant hereunder and (viii) such other statements as Landlord or such mortgagee may reasonably require.

                                   ARTICLE 23

                              MORTGAGEE PROTECTION

          23.01 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any holder of a Mortgage covering the Leased Premises whose address shall have been furnished to Tenant, and shall offer such Mortgagee the opportunity to cure the default as provided in the SNDA, including a reasonable time period to obtain possession of the Leased Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                                   ARTICLE 24

                              BROKERAGE COMMISSION

          24.01 Landlord shall pay Legend Realty Inc a commission equal to one months rent.Tenant has no obligation with respect to such Tayment. No failure by Landlord to nuke such payment shall diminish the rights of the Tenant hereunder.

                                   ARTICLE 25

                   COMPLIANCE WITH DECLARATION OF CONDOMINIUM

          25.01 In addition to and without in any way limiting any of the other provisions of this Lease, Tenant shall comply with the provisions of the Declaration as such Declaration pertains to the Leased Premises, except that Landlord shall be responsible for payment of any annual and special assessments imposed under the Declaration.

              A. This Lease shall be governed by Georgia law.

              B. Tenant shall not permit cars, trucks and other vehicles to be parked in the Outside Common Areas except in the ordinary course of business, e.g. no storage of inoperable vehicles shall be permitted. Tenants shall abide by these rules and regulations. Tenant shall abide by such rules and regulations. as Landlord may establish, change, alter or amend in Landlord's sole discretion provided such rules and regulations are reasonable, non-discriminatory and apply uniformly to the Park.

              C. Landlord's liability for performance of its obligations, including but not limited to any indemnification under the terms of this Lease shall be limited to its interest in the Leased Premises, and neither Landlord, nor any officer, director, shareholder, member or partner of Landlord, shall have any personal liability whatsoever with respect to this Lease. In the event of any sale, conveyance, transfer or assignment by Landlord of its interest in and to the Premises, and provided that Landlord's successor-in-title (or any subsequent successor-in-title) in and to the Premises has assumed the obligations of Landlord under this Lease, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and, provided such assumption has occurred, Tenant releases said party from same and Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligation under this Lease.

     IN WITNESS WHEREOF, the parties hereto who are individuals have set their hands and seals, and the parties who are corporations, limited liability companies or other entities have caused this instrument to be duly executed by its proper officers and its corporate or other entity seal to be affixed, as of the day and year first above written.

                                            LANDLORD:


                                            By:  /s/
                                               --------------------------------

                                            , its
                                                 -------------
As to Landlord, signed, sealed
and delivered in the presence of:


----------------------------------
Unofficial Witness
                                            TENANT:

                                            /s/
                                            -----------------------------------

                                            -----------------------------------



As to Tenant, signed, sealed and
delivered in the presence of:


----------------------------------

Unofficial Witness

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

          1. The sidewalks, entries, passages, corridors, stairways and elevators, if any, shall not be obstructed by Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites other than in Tenant's initial move in.

          2. The Tenant shall not (without Landlord's written consent) install or operate any fans, electric heaters, or stoves upon the Leased Premises (except that standard microwave ovens are permitted), or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Leased Premises, oil, burning fluids, kerosene, gasoline or kerosene for hearing, warming or light. No article deemed hazardous on account of fire and no explosives shall be brought into the Leased Premises. No offensive gases or liquids wi11 be permitted within the Leased Premises.

          3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Leased Premises unless of such color, size and style and in such places as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Leased Premises. Tenant suite identification on or adjacent to entry doors will conform to standards established by Landlord and must be installed by Landlord at Tenant's expense. Landlord shall have the right to remove all other signs, without notice to Tenant at the expense of Tenant. No awnings or other projections shall be attached to the outside walls of the Leased Premises.

          4. No person shall disturb the occupants of the Park by the use of any musical instruments, radios, televisions, phonographs, tape players, etc., the making of unreasonable noises, odors, vibrations or any other unreasonable use of the Leased Premises. No dogs or other animals or pets of any kind will be allowed in the Leased Premises, except for those animals used to assist persons with disabilities. Landlord shall be notified in advance, and in writing, if any such animals will be used on a regular basis.

          5. No portion of the Leased Premises shall be occupied or used as sleeping or lodging quarters at any time.

          6. Tenant shall not employ any person other than janitors who are expressly approved in writing by Landlord (who will be provided with pass-keys into the Leased Premises) for the purpose of cleaning or taking charge of the Leased Premises.

          7. Landlord reserves the right to exclude or expel from the Leased Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Leased Premises.

~) {~negl i~ inc r~nc ,B 7 C amTzn~cy:i(le Suw iri~e.dt} C.-:'}:~ i }z tisa # SetF+ctgSK3w t\[.oetl Se~N t site+ racy-k~#e a E l i4e&\OLK9 4--7 LawFer eville.: Sits alwo:ci